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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A




               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                             BayCorp Holdings, Ltd.
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             (Exact name of registrant as specified in its charter)



Delaware                                                02-0488443
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(State of incorporation                                 (IRS Employer
or organization)                                        Identification No.)


      Cocheco Falls Millworks, 100 Main Street, Suite 201, Dover, NH 03820
      --------------------------------------------------------------------
          (Address of principal executive offices)      (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

                                [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box.

                                [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

Common Stock                                 American Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1: Description of Registrant's Securities to be Registered.
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     The description under the heading "Description of Holding Company Capital
Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 11, 1996 (File No. 333-3362) is incorporated herein by reference.

Item 2: Exhibits.
        --------

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 11, 1996 (File No. 333-3362).

     2. Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 11, 1996 (File No. 333-3362).


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   BAYCORP HOLDINGS, LTD.


                                   By: /s/ John A. Tillinghast
                                       -----------------------
                                        John A. Tillinghast
                                        President and
                                        Chief Executive Officer



Date:  December 2, 1996